EXHIBIT 99.4



         UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF UP AND SP

     The unaudited pro forma financial statements of UP and SP included herein have been prepared by UP to reflect four events: (i) the purchase in the Offer of 25% of the outstanding Shares at $25.00 per Share, (ii) the purchase in the Merger of an additional 15% of the outstanding Shares at $25.00 per Share in cash and the exchange of the remaining 60% of the outstanding Shares for UP Common Stock at a conversion ratio of .4065 shares of UP Common Stock per Share in the Merger, (iii) the IPO and planned subsequent Spin-Off of Resources and (iv) the acquisition of CNW. The applicable transactions are reflected in the pro forma combined balance sheet as if they occurred on September 30, 1995 and in the pro forma combined statements of income as if they occurred at the beginning of the period presented.

     The Merger will be accounted for under the purchase method. The pro forma combined adjustments do not reflect synergies, and, accordingly, do not account for any potential increases in operating income, any estimated cost savings or adjustments to conform accounting practices or one-time UP costs associated with elimination of duplicate facilities and payments to employees. See "--Notes to Pro Forma Combined Financial Statements" and "THE MERGER--Estimated Synergies."

     The unaudited pro forma financial statements are prepared for illustrative purposes only and are based on the assumptions set forth in the notes to such statements. The unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations that might have occurred had the applicable transactions actually taken place on the dates indicated, or of future results of operations or financial position of the stand-alone or combined entities. Consummation of the Merger is conditioned upon, among other things, approval of the Merger by the ICC. See "OTHER LEGAL MATTERS; REGULATORY APPROVAL--ICC Approval."

     The unaudited pro forma financial statements are based on the historical consolidated financial statements of UP, restated for the reclassification of Resources as discontinued operations, SP and CNW and should be read in conjunction with (i) such historical financial statements and the notes thereto, which, in the case of UP and SP, are incorporated by reference in this Joint Proxy Statement/Prospectus, (ii) the unaudited selected pro forma financial data and unaudited comparative per share data, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus and (iii) the selected historical financial data appearing elsewhere in this Joint Proxy Statement/Prospectus.

     The restated historical UP financial results reflect the operations of Resources as discontinued operations due to the IPO and Spin-Off. See "THE COMPANIES--Resources Spin-Off," and "UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF UP." For a description of the impact on the unaudited pro forma financial statements if the Spin-Off does not occur, see Note D to such financial statements.

                   PRO FORMA COMBINED STATEMENT OF INCOME

                    For the Year Ended December 31, 1994
                                (In millions)



                                                                                                                    Union Pacific
                                                                                                       Southern      Corporation/
                                                                                          Historical   Pacific Rail    Southern
                                  Restated         CNW         Resources   Union Pacific   Southern    Corporation   Pacific Rail
                               Union Pacific   Acquisition     Spin-off     Corporation   Pacific Rail Acquisition    Corporation
                                Corporation   Adjustments(L)  Adjustments    Pro Forma    Corporation  Adjustments     Pro Forma
                                -----------   --------------  -----------    ----------  ------------  ------------   -----------

Operating Revenues............     $6,465         $1,109       $               $7,574        $3,143        $           $10,717
                                   ------         ------       -------         ------        ------        ------     -------
Operating Expenses:

  Salaries, wages and benefits      2,460            417                        2,877         1,085                      3,962
  Depreciation and
    amortization..............        579             74
                                                      43                          696           140          82 (A)        918
  Equipment and other rents...        622            148                          770           328                      1,098
  Fuel and utilities..........        480             85                          565           251                        816
  Materials and supplies......        344             83                          427           187                        614
  Other costs.................        736             82                          818           806                      1,624
                                   ------         ------           -------     ------        ------        -------     -------
     Total....................      5,221            932                        6,153         2,797          82          9,032
                                   ------         ------           -------     ------        ------        -------     -------
Operating Income..............      1,244            177                        1,421           346         (82)         1,685
                                   ------         ------           -------     ------        ------        -------     -------
Gains from sale of property...         67            ---                           67           262        (262)(E)         67
Other income, net.............         18             (8)                          10           (41)                       (31)
Interest expense..............       (332)           (97)                                                  (135)(B)
                                                     (85)            94 (I)      (420)         (158)          7 (G)      (706)
Corporate expenses............        (99)           ---             12 (H)       (87)         ----                       (87)
                                   ------         ------           -------     ------        ------        ------       -----
Income before income taxes....        898            (13)           106           991           409        (472)          928
Income taxes..................       (330)           (52)
                                                      49            (40)(C)      (373)         (161)        179 (C)      (355)
                                   ------         ------           -------     ------        ------        ------       -----
Income (loss) from continuing
  operations..................   $    568       $   (16)          $  66          $618        $  248       $(293)       $ 573
                                   ======         ======           =======     ======        ======        ======       =====
Earnings Per Share:

  Income from continuing
     operations...............     $ 2.76                                       $3.01         1.63                      $2.35
  Number of shares used in the
     computation of earnings
     per share................      205.6                                       205.6        151.6                     243.7(F)

                         See Notes to Pro Forma Combined Financial Statements of UP and SP.


                   PRO FORMA COMBINED STATEMENT OF INCOME

                For the Nine Months Ended September 30, 1995
                                (In millions)



                                                                                                                Pacific
                                                                                                    Southern    Corpora-
                                                    CNW                     Union       Historical  Pacific     tion/
                                       Restated     Acquisi-                Pacific     Southern    Rail        Southern
                                        Union       tion       Resources    Corpora-    Pacific     Corporation Pacific Rail
                                       Pacific      Adjust-     Spin-off    tion        Rail Corp-  Acquisiton  Corporation
                                      Corporation   ments(L)   Adjustments  Pro Forma   oration     Adjustments Pro Forma
                                      -----------   --------   -----------  ---------   ----------  ----------- ------------

Operating Revenues ................    $ 5,512       $   395     $           $ 5,907      $ 2,368    $          $ 8,275
                                       -------       -------     -------     -------      -------    -------    -------

Operating Expenses:
  Salaries, wages and benefits ....      2,112           151                   2,263         837                  3,100
  Depreciation and amortization ...        469            27
                                                          14                     510         116         62(A)      688
  Equipment and other rents .......        541            51                     592         236                    828
  Fuel and utilities ..............        414            28                     442         195                    637
  Materials and supplies ..........        277            28                     305         138                    443
  Special charge ..................         --            --                      --          65                     65
  Other costs .....................        704            28                     732         681                  1,413
                                       -------       -------     -------     -------      -------      -------   -------
     Total ........................      4,517           327                   4,844       2,268          62      7,174
                                       -------       -------     -------     -------      -------      -------   -------
Operating Income ..................        995            68                   1,063         100         (62)     1,101
                                       -------       -------     -------     -------      -------      -------   -------
Gains from sale of property .......         65            --                      65          16         (16)(E)     65
Other income, net .................         40           (11)                     29         (25)                     4
Interest expense ..................       (328)          (33)                                           (101)(B)
                                                         (28)     71 (I)        (318)        (99)          5 (G)   (513)
Corporate expenses ................        (80)           --       9 (H)         (71)         --          --        (71)
                                       -------       -------     -------     -------      -------      -------     ------
Income before income taxes ........        692            (4)     80             768          (8)        (174)      586
Income taxes ......................       (252)          (17)
                                                          16     (30)(C)        (283)          2           66(C)   (215)
                                       -------       -------     -------     -------      -------      -------     ------
Income (loss) from continuing
  operations ......................    $   440       $    (5)    $50         $   485      $   (6)     $  (108)    $  371
                                       =======       =======     =======     =======      =======      =======     ======
Earnings Per Share:
  Income (loss) from continuing
    operations ....................    $  2.14                               $  2.36      $(0.04)                 $  1.52
  Number of shares used in the
    computation of earnings
    per share .....................      205.8                                 205.8       156.1                    243.9(F)


     See Notes to Pro Forma Combined Financial Statements of UP and SP.



                                           PRO FORMA COMBINED BALANCE SHEET
                                               As of September 30, 1995
                                                     (In millions)



                                                                           Union                   Adjusted
                                                                           Pacific                 Union
                                                                           Corporation/            Pacific
                                                                           Southern                Corporation/
                                                Historical                 Pacific                 Southern
                                  Restated      Southern                   Rail                    Pacific
                                  Union         Pacific                    Corpora-    Resources   Rail
                                  Pacific       Rail                       tion        Spin-off    Corporation
                                  Corporation   Corporation   Adjustments  Pro Forma   Adjustments Pro Forma
                                  -----------   -----------   -----------  ---------   ----------- ------------

         Assets
Current assets:
  Cash and cash equivalents ....    $     91     $    137     $              $  228     $                228
  Accounts receivable, net .....         473          151                       624                      624
  Other current assets .........         531          276                       807                      807
                                    --------     --------     --------     --------     --------      ------
     Total current assets ......       1,095          564                     1,659                    1,659

Real estate held for sale ......         --           369        540 (G)        909                      909
Investments, net ...............       1,405           --       (976)(G)        429                      429
Properties, net ................      13,318        3,517      4,577 (G)     21,412                   21,412
Net assets of discontinued
  operations (D) ...............       1,983           --                     1,983     (1,983)(D)        --
Excess acquisition costs .......         669           --                       669                      669
Other assets ...................         232          203                       435                      435
                                    --------     --------      -------     --------     --------    --------
  Total assets .................    $ 18,702     $  4,653     $  4,141     $ 27,496     $(1,983)    $ 25,513
                                    ========     ========     ========     ========     ========    ========

       Liabilities and
     Stockholders' Equity

Current liabilities:
Accounts and wages payable .....    $    440     $    312     $            $    752    $            $    752
Other current liabilities ......       1,493          600                     2,093                    2,093
Debt due within one year .......         624           57                       681                      681
                                    --------     --------     --------     --------     --------    --------
   Total current liabilities ...       2,557          969                     3,526                    3,526

Debt due after one year ........       6,546        1,655      1,592 (B)
                                                                (976)(G)
                                                                  75 (G)      8,892     (1,562)(D)     7,330
Deferred income taxes ..........       2,818          224      1,845 (G)      4,887         27 (D)     4,914
Other liabilities ..............       1,267          726        187 (G)      2,180        (71)(D)     2,109
Redeemable preference shares ...         --            21                        21                       21
Stockholders' equity ...........       5,514        1,058     (1,058)(G)
                                                               2,476 (G)      7,990       (377)(D)     7,613
                                     --------     --------     --------     --------    ---------   --------
Total liabilities and
  stockholders' equity ........     $ 18,702     $  4,653    $ 4,141       $ 27,496   $ (1,983)     $ 25,513
                                     ========     ========   ========      ========   ===========   ========


     See Notes to Pro Forma Combined Financial Statements of UP and SP.

      NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     (A) The purchase price will be allocated to the assets and liabilities acquired based on their fair market value. A preliminary estimate of the initial purchase price allocation (see (G) below) would result in an annual increase in depreciation expense of $82 million ($51 million after tax). As explained in (G) below, the allocation of the purchase price based on final determination of fair market value could be different from the amounts included in the pro forma financial statements. Nevertheless, management believes the final impact on its results will not be materially different from the amounts included in the pro forma statements because the majority of the purchase price will be allocated to long-lived assets, land used for transportation purposes and goodwill.

     The increase in annual depreciation reflects a $2,867 million increase in the book value of track, grading and other roadway assets depreciated over an average of 50 years and a $195 million increase in the book value of equipment depreciated over an average of 8 years. The remaining initial purchase price is allocated to the fair value of land used for transportation purposes and real estate held for sale.

     (B) The cash portion of the Offer was, and the cash portion of the Merger will be, initially funded by UP's currently available credit facilities of $3.7 billion or other debt securities. See "THE MERGER--Financing of the Transaction." These borrowings will raise total debt by $1,592 million and annual interest expense by $135 million, based upon an assumed borrowing rate of 8.5% which is based on current interest rates. A portion of the actual interest rate may be LIBOR based and, therefore, would be variable rather than fixed. If all of the interest rates were variable, a 0.125% change in the net interest rate would cause total annual interest to change by $2 million.

     Pro forma debt maturities for each of the calendar years in the period from 1996 through 2000 are as follows ($ in millions:)

      1996................................................. $355
      1997.................................................  305
      1998.................................................  623
      1999.................................................  285
      2000.................................................  493

     (C) Tax-effected pro forma adjustments recorded in the Pro Forma Combined Statement of Income have been determined using an effective tax rate of 38%.

     (D) The unaudited historical UP financial results reflect the operations of Resources as discontinued operations due to the IPO and Spin-Off. See "THE COMPANIES--Resources Spin-Off." The Spin-Off is contingent upon, among other things, IRS approval of the tax-free nature of the Spin-Off. In addition, the Spin-Off will not occur prior to the earlier of the consummation of the Merger or termination of the Merger Agreement. Should IRS approval not be obtained and the Spin-Off not occur, UP's operating revenue, operating income, total assets, and debt due after one year would have been $6.5 billion, $1.3 billion, $21.9 billion and $6.6 billion, respectively, as of and for the nine months ended September 30, 1995, and would have been $7.8 billion, $1.6 billion, $15.9 billion and $4.1 billion, respectively, as of and for the year ended December 31, 1994. Historical net income and stockholders' equity will not be affected by the reclassification of Resources' operations to discontinued operations. At the completion of the Spin-Off, UP's equity will decrease $377 million and debt will decrease $1,562 million. In addition, UP will transfer pension assets to Resources' newly created pension plan based on the proportionate pension plan liabilities at the time of the Spin-Off, causing Resources to receive pension plan assets that will be less than the amount historically allocated to Resources. This will result in a reduction in UP's pension liability of approximately $71 million. Both the historical and anticipated pension accounting and disclosure are in accordance with generally accepted accounting principles. Total assets will also decline by $1,983 million due to the Spin-Off. See discussion under "UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF RESOURCES." Reported discontinued operations data also include the effects of the sale of UP's waste management segment at year-end 1994.

     (E) In 1994 and the first nine months of 1995, SP recognized gains on real estate sales of $262 million and $16 million, respectively. These gains have been eliminated from the Pro Forma Combined Statements of Income since such gains would not have occurred due to the write-up of real estate held for sale as part of the allocation of the purchase price as discussed in (G) below. Future gains on property sales are also not expected to occur as a result of the write-up of real estate held for sale to market value as part of the purchase price allocation.

     (F) The number of shares of UP Common Stock outstanding used in the determination of pro forma earnings per share include the 205.8 million and 205.6 million weighted average shares of UP Common Stock as of September 30, 1995 and December 31, 1994, respectively, outstanding plus 38.1 million additional shares of UP Common Stock to be issued in conjunction with the Merger based upon a conversion ratio of .4065 shares of UP Common Stock for each Share so converted. The number of shares of UP Common Stock outstanding is calculated on a primary basis.

     (G) Pursuant to the Merger Agreement, UP acquired the Acquired Shares representing 25% of the outstanding Shares in the Offering at a price of $25.00 per Share in cash. The First Step Cash Tender Offer was completed on September 15, 1995. After ICC approval, UP will acquire the remaining Shares in the Merger for cash and UP Common Stock so that 40% of the consideration paid for the Shares, including the Acquired Shares, is Cash Consideration and 60% is UP Common Stock. The purchase price is determined as follows and assumes a market value of each share of UP Common Stock of $65.00, the value at August 3, 1995 (the date the Merger was announced), and that there are 156.2 million Shares outstanding:

                                                                In millions
                                                                -----------
First Step Cash Tender (39.0 million Shares at $25.00
    per Share).......................................           $   976
Merger Cash Purchase (23.4 million Shares at $25.00
    per Share).......................................               586
Merger Exchange of Shares (93.7 million Shares
    converted into UP Common Stock at a conversion
    ratio of .4065 UP Common Stock for each Share at
    an assumed UP market price of $65.00 per share)..             2,476
Transactions Costs...................................                30
                                                                 ------
Pro Forma Purchase Price.............................          $  4,068
                                                                 ======

The Merger will be accounted for as a purchase. The preliminary allocation of the Pro Forma Purchase Price is as follows:
                                                               September
                                                                30, 1995
                                                               ---------
Purchase price.......................................           $ 4,068
Pre-Tax Merger costs.................................               187
Equity acquired......................................            (1,058)
                                                                 ------
Unallocated purchase price...........................           $ 3,197
                                                                =======
Purchase Price Allocation:
  Property and equipment.............................           $ 4,577
  Real estate held for sale..........................               540
  Debt Discount (a)..................................               (75)
  Deferred income taxes (including deferred taxes
    related to Merger costs).........................            (1,845)
                                                                 ------
    Total............................................           $ 3,197
                                                                  =====
________________
(a)  Assumed to be amortized over a period of eleven years.

     The purchase price allocation includes $187 million of pre-tax Merger reserves ($116 million after tax). The following is an analysis of the $187 million of Merger reserves ($ in millions):

Termination of employees .................................  $ 94
Relocation of employees ..................................    38
Costs to terminate IBM contract for
  computer services ......................................    15
Other Merger costs .......................................    40
                                                           ------
  Total ..................................................  $187
                                                            ======

     Merger reserves include the costs associated with the termination or relocation of approximately 1,700 and 1,500 employees, respectively.

     The preliminary allocation of the purchase price to assets acquired is based on an initial fair market valuation analysis for land and a current replacement cost approach for other assets. Real estate held for sale values reflect estimates of realizable sales proceeds. The purchase price included in these Pro Forma Combined Financial Statements was allocated to assets acquired and liabilities assumed based on a preliminary review of SP's financial records. A formal appraisal cannot be completed until after the Merger is approved, due to, among other things, constraints imposed by the Interstate Commerce Act, and such an appraisal may result in an allocation different from that included in these Pro Forma Combined Financial Statements. Accordingly, the purchase accounting adjustments reflected in these Pro Forma Combined Financial Statements will change as additional information becomes available upon consummation of the Merger.

     As a result of the Merger, certain one-time costs will be charged to operations which are not reflected in the Pro Forma Combined Statements of Income. Such non-recurring costs and expenses relate to the elimination of duplicate facilities as well as employee related payments. To the extent such costs relate to UP facilities or employees, operating expense will be charged. The amount of such charges cannot presently be determined.

     (H) Represents a reduction in corporate expenses associated with the IPO and Spin-Off of Resources. The expense reductions include the impact of reallocating $71 million of pension assets from Resources to UP, lower costs associated with UP's restricted stock program for executives and lower personnel costs.

     (I) Reflects the repayment of UP's outstanding commercial paper borrowings for the nine months ended September 30, 1995 and outstanding commercial paper and notes for the year ended December 31, 1994 with the proceeds of the $1,562 million dividend to UP from Resources. The commercial paper and notes to be retired had a historical interest rate of 6% per annum. Since commercial paper rates are LIBOR based, future fluctuations may occur in the assumed annual interest rate. A .125% change in the net interest rate would cause total annual interest savings to change by $2 million. During 1994, UP had an average of $1.1 billion in commercial paper outstanding and $500 million in 6% notes maturing through 2004. During 1995, UP had an average outstanding commercial paper balance of $1.6 billion and on September 30, 1995, UP had an outstanding commercial paper balance of $1.9 billion. UP has recognized the entire dividend from Resources as cash available to pay debt in the Pro Forma Financial Statements since Resources has informed UP that it intends to fund the entire dividend to UP prior to the Spin-Off. Resources also has the financial capability to make such a payment (see Note (C) to the Unaudited Pro Forma Financial Statements of Resources).

     (J) On March 16, 1995, UP executed a definitive merger agreement to acquire the remaining 71.6% of CNW's outstanding common stock not previously owned by UP for $1,170 million. Under this agreement, UP initiated a cash tender offer on March 23, 1995 for all outstanding CNW shares at $35 per share, which was completed on April 25, 1995. The acquisition of CNW has been accounted for as a purchase and CNW's results have been consolidated into UP effective May 1, 1995. The Pro Forma Combined Statements of Income have been adjusted to include CNW's historical results as if the CNW acquisition had occurred as of January 1 of the periods presented. The CNW historical information included in the Combined Pro Forma Statements of Income include an adjustment to operating revenues to eliminate UP's recognition of CNW equity earnings. Operating revenues have been reduced $21 million for the year ended December 31, 1994 and $12 million for the nine months ended September 30, 1995. Other operating cost for CNW and other income for UP have been reduced to reflect the elimination of intercompany leasing activity between UP and CNW. These accounts were reduced $15 million for the year ended December 31, 1994 and $6 million for the nine months ended September 30, 1995. Income before income taxes and income from continuing operations also reflect the effects of these intercompany eliminations. (See Note (L) below.) Restated historical UP information does not include separate financial information related to the CNW acquisition due to immateriality.

     (K) As a result of the revaluation of CNW's assets to fair market value as part of the allocation of the purchase of CNW, annual depreciation expense will increase $43 million. In addition, annual interest will increase by $85 million, reflecting UP's borrowings of $1,170 million at an average interest rate of 7.3% per annum (the actual average interest rate of the debt securities used to finance the CNW acquisition).

     (L) The following shows adjustments made to CNW's historically reported amounts:



                                 For the Year Ended December 31, 1994      For the Year Ended September 30, 1995
                                 ------------------------------------      -------------------------------------
                                 Historical    Adjustments   Adjusted      Historical(1)   Adjustments  Adjusted
                                 ----------    -----------   --------      -------------   -----------  --------

Operating Revenues ..........      $1,130       $ (21)(J)     $ 1,109         $ 407         $  (12)(J)   $  395
Operating Expenses ..........         904         (15)(J)                       319             (6)(J)
                                                   43 (K)         932                           14 (K)      327
Operating Income ............         226         (49)            177           88             (20)          68
Other Income/Expense,
  Net .......................           7         (15)(J)          (8)          (5)             (6)(J)      (11)
Interest Expense ............         (97)        (85)(K)        (182)         (33)            (28)(K)      (61)
Income before Income
  Taxes .....................         136        (149)            (13)          50             (54)          (4)
Income Taxes ................         (52)         49 (C)          (3)         (17)             16 (C)       (1)
Income from Continuing
  Operations ................          84        (100)            (16)          33             (38)          (5)

-----------------

(1) Reflects CNW historical results and pro forma adjustments from January 1, 1995 through April 30, 1995.


            UNAUDITED RESTATED FINANCIAL STATEMENTS OF UP

     As a result of the decision by UP's Board of Directors to exit its natural resources business, historical financial information of UP has been restated to present Resources as a discontinued operation on the unaudited pro forma financial statements of UP and SP which appear at pages 82 through 88 of this Joint Proxy Statement/Prospectus. The restated statements of income of UP for the years ended December 31, 1994, 1993 and 1992 and the restated balance sheets of UP at December 31, 1994 and 1993 below reflect the effects of adjustments to historical financial statements necessary to present Resources as a discontinued operation.

     The unaudited restated financial statements are prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that might have occurred had UP's Board of Directors made the decision to exit its natural resources business on the dates indicated, or of future results of operations or financial position of UP without Resources as one of its business units. Refer to Note D to the aforementioned unaudited pro forma financial statements of UP and SP for a description of the impact of the IPO and Spin-Off on the unaudited pro forma financial statements.

     The unaudited restated financial statements of UP are based on the historical consolidated financial statements of UP and should be read in conjunction with (i) such historical financial statements and the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, (ii) the unaudited selected pro forma financial data and unaudited comparative per share data, including notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus and (iii) the selected historical financial data appearing elsewhere in this Joint Proxy Statement/Prospectus.


                                                           RESTATED STATEMENTS OF INCOME OF UP
                                                For the Years Ended December 31, 1994, 1993 and 1992



                                  Year Ended December 31, 1994      Year Ended December 31, 1993    Year Ended December 31, 1992
                                  -------------------------------   ----------------------------    ----------------------------
                                  Union                             Union                           Union                 Re-
                                  Pacific     Resources  Restated   Pacific     Resources  Restated Pacific     Resources stated
                                  Historical  Adjust-    Union      Historical  Adjust-    Union    Historical  Adjust-   Union
                                  Amounts     ments      Pacific    Amounts     ments      Pacific  Amounts     ments     Pacific
                                  ----------  ---------  ---------  ----------  ---------  -------- ----------  --------- -------

                                                    (In millions, except per share amounts)

Operating  revenues ............   $ 7,798    $(1,333)   $ 6,465    $ 7,325    $(1,277)   $ 6,048   $7,032    $(1,222)   $ 5,810
                                   -------    -------    -------    -------    -------    -------  -------    -------    -------
Operating expenses:
  Salaries, wages and benefits..     2,562       (102)     2,460      2,468        (91)     2,377    2,448       (115)     2,333
  Depreciation, depletion and
    amortization................     1,005       (426)       579        918       (358)       560      877       (337)       540
  Equipment and other rents.....       646        (24)       622        576        (23)       553      525        (18)       507
  Fuel and utilities............       488         (8)       480        496         11        485      477        (11)       466
  Materials and supplies........       378        (34)       344        367        (38)       329      358        (29)       329
  Other costs...................     1,124       (388)       736      1,006       (373)       633      950       (394)       556
                                   -------    -------    -------    -------    -------    -------  -------    -------    -------
      Total ....................     6,203       (982)     5,221      5,831       (894)     4,937    5,635       (904)     4,731
                                   -------    -------    -------    -------    -------    -------  -------    -------    -------
Operating income ...............     1,595       (351)     1,244      1,494       (383)     1,111    1,397       (318)     1,079
Gains from sale of property ....       216       (149)        67         18       --           18       36       --           36
Other income, net ..............        43        (25)        18         71        (60)        11      110        (77)        33
Interest expense ...............      (336)         4       (332)      (315)         3       (312)    (355)        11       (344)
Corporate expenses .............       (99)      --          (99)       (99)      --          (99)     (90)      --          (90)
                                   -------    -------    -------    -------    -------    -------  -------    -------    -------
Income before income taxes .....     1,419       (521)       898      1,169       (440)       729    1,098       (384)       714
Income taxes ...................      (461)       131       (330)      (455)       137       (318)    (370)       112       (258)
                                   -------    -------    -------    -------    -------    -------  -------    -------    -------
Income from continuing
  operations ...................   $   958    $  (390)   $   568    $   714    $  (303)   $   411  $   728    $  (272)   $   456
                                   =======    =======    =======    =======    =======    =======  =======    =======    =======
Earnings per share:
Income from continuing
  operations...................      $4.66                 $2.76    $  3.47               $  2.00    $3.57              $  2.24
Number of shares used in the
  computation of earnings
  per share....................      205.6                 205.6      205.9                 205.9    203.9               203.9


     The "Resources Adjustments" columns reclassify the results of Resources operations for the periods presented to Discontinued Operations as a result of the July 27, 1995 approval by UP's Board of Directors of a formal plan to exit its natural resources business.


                                                            RESTATED BALANCE SHEETS OF UP
                                                             December 31, 1994 and 1993


                                            December 31, 1994                           December 31, 1993
                                 -------------------------------------     -----------------------------------------
                                                                           Union
                                 Union Pacific               Restated      Pacific
                                 Historical     Resources    Union         Historical   Resources     Restated
                                 Amounts        Adjustments  Pacific       Amounts      Adjustments   Union Pacific
                                 -------------  -----------  --------      ----------   -----------   -------------
                                                               (Millions of dollars)

ASSETS
Current assets:
  Cash and temporary investments   $   121      $    (6)     $   115      $   113      $   (11)       $   102
  Accounts receivable, net .....       648         (252)         396          593         (216)           377
  Other current assets .........     1,053         (215)         838          611         (109)           502
                                   -------      -------      -------      -------      -------        -------
     Total current assets .....      1,822         (473)       1,349        1,317         (336)           981
                                   -------      -------      -------      -------      -------        -------
Investments, net ..............        662           (5)         657          623          (14)           609
Properties, net ...............     12,271       (2,601)       9,670       11,078       (1,780)         9,298
Net assets of discontinued
   operations .................       --          1,789        1,789          697        1,148          1,845
Excess acquisition costs.......        939          (69)         870          963          (69)           894
Other assets ..................        248          (40)         208          217          (47)           170
                                   -------      -------      -------      -------      -------        -------
     Total assets .............    $15,942      $(1,399)     $14,543      $14,895      $(1,098)       $13,797
                                   =======      =======      =======      =======      =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts and wages payable ....  $   686      $  (337)     $   349      $   688      $  (319)        $   369
  Other current liabilities .....    1,349         (125)       1,224        1,227          (88)          1,139
  Debt due within one year ......      470          (43)         427          115          (33)             82
                                   -------      -------      -------      -------      -------          -------
     Total current liabilities       2,505         (505)       2,000        2,030         (440)          1,590
                                   -------      -------      -------      -------      -------          -------
  Debt due after one year .......    4,090          (38)       4,052        4,068          (45)          4,023
  Deferred income taxes .........    2,856         (458)       2,398        2,678         (296)          2,382
  Other liabilities .............    1,360         (398)         962        1,234         (317)            917
  Common stockholders' equity ...    5.131         --          5,131        4,885         --             4,885
                                   -------      -------      -------      -------      -------         -------
    Total liabilities and
     stockholders' equity .......  $15,942      $(1,399)     $14,543      $14,895      $(1,098)        $13,797
                                   =======      =======      =======      =======      =======         =======

     The "Resources Adjustments" columns reclassify the results of Resources financial position at December 31, 1994 and 1993 to Discontinued Operations as a result of the July 27, 1995 approval by UP's Board of Directors of a formal plan to exit its natural resources business. Historical net assets of discontinued operations as of December 31, 1993 relates to UP's waste management segment which was sold at year-end 1994.

                                                               ANNEX A

                  GLOSSARY OF CERTAIN DEFINED TERMS

     The following terms used in the foregoing Joint Proxy Statement/Prospectus are defined below:

     "Acquired Shares" shall mean the 39,034,471 Shares UP Acquisition acquired pursuant to the Offer.

     "Anschutz/Resources RRA" shall mean the Registration Rights
Agreement, dated as of August 3, 1995, by and among Resources, TAC and the Foundation.

     "Anschutz/Resources Shareholders Agreement" shall mean the Shareholders Agreement, dated as of August 3, 1995, by and among Resources and the Anschutz Shareholders.*

     "Anschutz Shareholder Designee" shall mean Mr. Anschutz or another individual selected by TAC and reasonably acceptable to the Board of Directors of UP.

     "Anschutz Shareholders" shall mean Mr. Anschutz, TAC and the
Foundation.

     "Anschutz Shareholders Agreement" shall mean the Shareholders Agreement, dated as of August 3, 1995, by and among UP, UP Acquisition and the Anschutz Shareholders.*

     "Anschutz/UP RRA" shall mean the Registration Rights Agreement, dated as of August 3, 1995, by and among UP, TAC and the Foundation.

     "Antitrust Division" shall mean the Antitrust Division of the Department of Justice.

     "Articles of Merger" shall mean the articles of merger, with respect to the Merger, duly filed with the Division of Corporations and Commercial Code of the State of Utah.

     "Average UP Share Price" shall mean the average closing sales price, rounded to four decimal points, of UP Common Stock as reported on the New York Stock Exchange Composite Tape, for the twenty consecutive trading days ending on the trading day which is five trading days prior to the Effective Time.

     "Banks" shall mean Bank of America National Trust and Savings Association and Citibank, N.A., collectively.

     "BNSF" shall mean Burlington Northern Railroad Company and The Atchison, Topeka and Santa Fe Railroad Company, collectively.

     "BNSF Agreement" shall have the meaning ascribed to such term in the Joint Proxy Statement/Prospectus under the heading entitled "OTHER LEGAL MATTERS; REGULATORY APPROVAL--ICC Approval."

     "Business Combination" shall mean a merger, consolidation, sale, lease or exchange of all or substantially all of a company's assets.

     "Carriers" shall mean carriers subject to the jurisdiction of the ICC.

     "Cash Consideration" shall mean $25.00 in cash, without interest.

     "Cash Election" shall mean an election of a holder of Shares to receive the Cash Consideration pursuant to the Merger.

     "Certificate of Merger" shall mean the certificate of merger with respect to the Merger, duly filed with the Secretary of State of the State of Delaware.

     "CNWR" shall mean Chicago and North Western Railway Company, a Delaware corporation.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

---------------
*Conformed to reflect certain clarifications set forth in a Clarification of Anschutz Shareholders Agreement and Anschutz/ Spinco Shareholders Agreement, dated as of August 3, 1995, by and among Union Pacific Corporation, UP Acquisition Corporation, Union Pacific Resources Group Inc., The Anschutz Corporation, Anschutz Foundation and Mr. Philip F. Anschutz, which has been filed as an exhibit to the Registration Statement.

     "Comparable Company Analysis" shall mean the analysis of a company's operating performance relative to a group of publicly traded peers.

     "Competing Business" shall mean a company or entity affiliated with any of the Anschutz Shareholders which competes in any way with, or is a potential competitor of, Resources.

     "Consideration" shall mean the Offer Consideration and the Merger Consideration, collectively.

     "Continuing Director" shall mean any member of the UP Board of Directors who is not an affiliate or representative of an Interested Shareholder and was a member of the UP Board of Directors prior to the time that an Interested Shareholder became an Interested Shareholder.

     "Conversion Fraction" shall mean the conversion in the Merger into .4065 of a share of UP Common Stock of each Share to be converted into UP Common Stock.

     "CS First Boston" shall mean CS First Boston Corporation, UP's financial advisor.

     "Customary Action" shall mean an action taken which occurs in the ordinary course of the relevant person's business and where the taking of such action is generally recognized as being customary and prudent for other major enterprises in such person's line of business.

     "Debt Securities" shall mean long or short-term debt securities including commercial paper notes.

     "DGCL" shall mean the Delaware General Corporation Law.

     "Economic Disposition" of shares of UP Voting Securities shall mean (i) any transaction or arrangement (including an outright sale) that would be treated as a sale, exchange or other taxable disposition for United States federal income tax purposes of shares of UP Voting Securities received in the Merger and (ii) any transaction or arrangement (or combination of transactions or arrangements) entered into by or on behalf of TAC or its Affiliates that reduces the economic benefits and burdens to TAC of owning shares of UP Voting Securities (including any swap transaction, notional principal contract or the acquisition or grant of any calls, puts or other options, whether or not cash settlement is permitted or required) to such an extent that such transaction or arrangement causes TAC not to satisfy the "continuity of proprietary interest" requirement under
Section 368 of the Code with respect to such shares.

     "Effective Time" shall mean the time and date of the filing of the Certificate of Merger and Articles of Merger with the Secretary of State of the State of Delaware and the Division of Corporations and Commercial Code of the State of Utah, respectively, or such time as is agreed upon by the parties and specified in the Certificate of Merger and Articles of Merger.

     "Election Procedures" shall have the meaning ascribed to it in the Joint Proxy Statement/Prospectus and the Form of Election.

     "Election" shall mean the right, subject to proration and the limitations of each holder of Shares (other than Shares owned by SP as treasury stock and Shares owned by UP, UP Acquisition, UPRR or any other direct or indirect wholly owned subsidiary of UP, which Shares will be cancelled and retired at the Effective Time) to elect to receive the Stock Consideration, the Cash Consideration or a combination thereof.

     "Election Deadline" shall mean the date announced by UP, in a news release delivered to the Dow Jones News Service, as the last day on which Forms of Election will be accepted.

     "eligible purchaser" shall mean a person or entity that is not affiliated with UP and which has all necessary regulatory authority, if any, to purchase the Trust Stock.

     "Enhanced Severance Program" shall mean an enhanced severance program established by SP and its subsidiaries pursuant to the Merger Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall mean Citibank, N.A.

     "Exchangeable Preferred Stock" shall mean the 12% Cumulative
Redeemable Exchangeable Preferred Stock provided for by the SP
Certificate of Incorporation.

     "Existing Pledge Agreements" shall mean the pledge agreements, substantially in the form reviewed by UP.

     "Facilities" shall mean the $1.4 Billion Facility and the $1.1 Billion Facility.

     "FASB" shall mean the Financial Accounting Standards Board.

     "Fiduciary-out Termination Provisions" shall mean the termination sections of the Merger Agreement.

     "Foundation" shall mean the Anschutz Foundation, a Colorado not-for-profit corporation.

     "FTC" shall mean the Federal Trade Commission.

     "group" shall have the meaning ascribed to it in Section 13(d)(3) of the Exchange Act.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "IBES" shall mean the Institutional Brokers Estimate System.

     "IBES Case" shall mean the IBES projected earnings growth rates.

     "ICA" shall mean the Interstate Commerce Act.

     "ICC" shall mean the Interstate Commerce Commission.

     "ICC Application" shall mean the application UP, SP and various of their affiliates filed with the ICC on November 30, 1995.

     "Inadvertent Acquisition" shall mean the event that a Shareholder or an Affiliate inadvertently and without knowledge indirectly acquires Beneficial Ownership of not more than one-quarter of one percent of the UP Voting Securities in excess of the amount permitted to be owned by the Anschutz Shareholders.

     "Indemnified Liability" shall mean any claim, liability, loss, damage, cost or expense (whenever asserted or claimed).

     "Indemnified Party" shall mean each director, officer, employee or agent of SP.

     "Initial Surviving Corporation" shall mean the surviving corporation in the UP Acquisition Merger.

     "Interested Shareholder" shall mean any person who beneficially owns 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock.

     "Interested Stockholder" shall include, among others, a person beneficially owning 15% or more of a corporation's voting stock.

     "IPO" shall mean the initial public offering of the Resources
Common Stock.

     "IRS" shall mean the Internal Revenue Service.

     "July SP Projections" shall mean the updated financial projections for 1995 and 1996 furnished to UP by SP in late July.

     "Laidlaw" shall mean Laidlaw Inc.

     "LIBOR" shall mean the London Interbank Offered Rate.

     "MCP" shall mean Management Continuity Plan.

     "March SP Projections" shall mean certain financial projections for 1995 through 1999 prepared by management of SP as a long range plan.

     "MCP Awards" shall mean certain payments described in the Merger Agreement to certain Nonagreement Employees of SP or its subsidiaries.

     "Merger" shall mean the proposed merger of SP and UPRR, pursuant to which SP will be merged into UPRR.

     "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 3, 1995, by and among UP, UP Acquisition, UPRR and SP.*

     "Merger Consideration" shall mean the Cash Consideration and Stock Consideration, collectively.

     "Mergers" shall mean the merger consummated by SP and the Initial Surviving Corporation and the UP Acquisition Merger.

     "Morgan Stanley" shall mean Morgan Stanley & Co. Incorporated, financial advisor to SP.

     "MPRR" shall mean Missouri Pacific Railroad Company, a Delaware corporation.

     "Mr. Anschutz" shall mean Mr. Philip F. Anschutz, Chairman of the Board of SP.

     "MSLEF" shall mean the Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership.

     "MSLEF II" shall mean Morgan Stanley Leveraged Equity Fund II,
Inc.

     "MSLEF Shareholder Agreement" shall mean the Shareholder
Agreement dated as of August 3, 1995, by and among UP, UP Acquisition and MSLEF.

     "NASD" shall mean the National Association of Securities Dealers,
Inc.

     "Nonagreement Employee" shall mean an employee who is not subject to a collective bargaining agreement.

     "Non-Electing Share" shall mean each Share as to which an Election is not in effect at the Election Deadline (other than Shares purchased pursuant to the Offer).

     "NYSE" shall mean The New York Stock Exchange, Inc.

     "Offer" shall mean UP's offer to purchase Shares at a price of $25.00 per Share, net to the seller in cash, without interest thereon.

     "Offer Consideration" shall mean $25.00 per Share in cash.

     "Other Financial Institutions" shall mean one or more financial institutions (other than the Banks) that are not Affiliates of any Anschutz Shareholder.

     "Overnite" shall mean Overnite Transportation Company.

     "Ownership Limit" shall mean the amount of shares of SP Voting Securities Beneficially Owned by UP, UP Acquisition and their
Affiliates immediately following the consummation of the Offer.

     "Proposed Transaction" shall mean any proposed transaction or arrangement (combined with any other transactions or arrangements entered into by TAC) relating to or involving any shares of UP Voting Securities in excess of the Threshold Amount.

        "Purchase Notice" shall have the meaning ascribed to it in the section of the Joint Proxy Statement/Prospectus entitled "SHAREHOLDERS AGREEMENTS--Anschutz Shareholders Agreement--Limitations on
Disposition."

     "Railroad" shall mean UPRR and MPRR, collectively. The term
"Railroad" also includes the operations of Chicago and North Western Railway Company, which was merged into UPRR on October 1, 1995.

     "Record Date" shall mean the close of business on December 11, 1995.

     "Registration Statement" shall mean the registration statement on Form S-4 (together with any amendments thereto) filed by UP with the Commission.

     "Reorganization Continuity Period" shall mean a period of two years commencing as of the Effective Time.

----------------------
*Conformed to reflect certain clarifications set forth in a Clarification of Agreement and Plan of Merger, dated as of August 3, 1995, by and among Union Pacific Corporation, UP Acquisition
Corporation, Union Pacific Railroad Company and Southern Pacific Rail Corporation, which has been filed as an exhibit to the Registration Statement.

     "Representatives" shall mean the respective Affiliates and the respective officers, directors, employees, associates, partners, investment bankers, attorneys, accountants and other agents and representatives of the Anschutz Shareholders and their subsidiaries and affiliates.

     "Resources" shall mean Union Pacific Resources Group Inc.

     "Resources Common Stock" shall mean the shares of common stock of Resources.

     "Resources Shareholder Designee" shall mean a designee of TAC who is not an Affiliate of, and does not have any business relationship with, any of the Anschutz Shareholders or their Affiliates, and is reasonably acceptable to the Board of Directors of Resources.

     "Santa Fe" shall mean Santa Fe Pacific Corporation.

     "Section 203" shall mean Section 203 of the Delaware General
Corporation Law.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shares" shall mean shares of SP common stock, par value $.001 per share.

     "SP" shall mean Southern Pacific Rail Corporation, a Delaware corporation.

     "SP Board" shall mean the Board of Directors of SP.

     "SP By-Laws" shall mean the by-laws of SP.

     "SP Certificate of Incorporation" shall mean SP's Revised
Certificate of Incorporation.

     "Special Meeting" shall mean the meeting to be held at the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California on January 17, 1996.

     "Specified SP Transaction" shall mean any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, reorganization, restructuring, recapitalization, change in capitalization, change in corporate structure or business or similar transaction involving SP or its subsidiaries.

     "Specified UP Transaction" shall mean any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, reorganization, restructuring, recapitalization, change in capitalization, change in corporate structure or business or similar transaction involving UP or its subsidiaries (including Resources).

     "SP EIP" shall mean the Southern Pacific Rail Corporation Equity Incentive Plan.

     "Spin-Off" shall mean the pro rata distribution by UP to its stockholders of shares of Resources Common Stock.

     "SP Preferred Stock" shall mean the preferred stock of SP, par value $0.01 per share.

     "SPT" shall mean Southern Pacific Transportation Company, a
Subsidiary of SP.

     "Standstill Period" shall mean the period commencing on the date of the Anschutz Shareholders Agreement and terminating on the seventh anniversary of the Effective Time, or, if earlier, the termination of the Anschutz Shareholders Agreement in accordance with the terms thereof.

     "Stock Consideration" shall mean .4065 of a share of UP Common Stock for each Share exchanged.

     "Stock Election" shall mean an election to receive the Stock
Consideration.

     "Sub Merger Effective Time" shall have the meaning ascribed to it in the Merger Agreement.

     "Surviving Corporation" shall mean UPRR.

     "TAC" shall mean The Anschutz Corporation, a Kansas corporation.

     "Takeover Proposal" shall mean, when used in connection with any person, any tender or exchange offer involving the capital stock of such person, any proposal for a merger, consolidation or other business combination involving such person or any subsidiary of such person, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, such person or any subsidiary of such person, any proposal or offer with respect to any recapitalization or restructuring with respect to such person or any subsidiary of such person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such person or any subsidiary of such person other than pursuant to the transactions to be effected pursuant to the Merger Agreement.

     "Threshold Amount" shall be an amount equal to the number of UP Voting Securities received by TAC in the Merger multiplied by the following fraction: the numerator is 20% and the denominator is (A) the percentage of outstanding SP Common Stock held by TAC as of the date of the Anschutz Shareholders Agreement minus (B) the percentage of outstanding SP Common Stock that TAC exchanges for cash in the Offer or the Merger.

     "Trust Stock" shall mean the Acquired Shares deposited into the Voting Trust.

     "Trustee" shall mean Southwest Bank of St. Louis, a Missouri banking corporation.

     "UBCA" shall mean the Revised Utah Business Corporation Act.

     "UP" shall mean Union Pacific Corporation, a Utah corporation.

     "UP Acquisition" shall mean UP Acquisition Corporation, a direct wholly owned subsidiary of UPRR and an indirect wholly owned subsidiary of UP.

     "UP Acquisition Common Stock" shall mean each issued and outstanding share of common stock of UP Acquisition.

     "UP Acquisition Merger" shall mean the proposed merger between UPRR and UP Acquisition.

     "UP Acquisition/SP RRA" shall mean the Registration Rights
Agreement dated as of August 3, 1995, by and among UP Acquisition and SP.

     "UP Articles of Incorporation" shall mean the UP Revised Articles of Incorporation.

     "UP Board" shall mean the Board of Directors of UP.

     "UP By-laws" shall mean the by-laws of UP.

     "UP Common Stock" shall mean shares of UP common stock, par value $2.50 per share.

     "UP Preferred Stock" shall mean shares of preferred stock, no par value, of UP.

     "UP Shareholders" shall mean the shareholders of UP and the shareholders of UP Acquisition, collectively.

     "UP Shareholders Agreement" shall mean the Shareholders Agreement dated as of August 3, 1995, by and among UP, UP Acquisition and SP.*

     "UP Standstill Period" shall mean the period commencing on the date on which the Merger Agreement is terminated in accordance with the terms thereof other than pursuant to the Fiduciary-out Termination Provisions, and continuing until the termination of the UP
Shareholders Agreement in accordance with the terms thereof.

     "UP Tech" shall mean Union Pacific Technologies, Inc.

     "UPRC" shall mean the Union Pacific Resources Company, the principal UP subsidiary responsible for managing UP's natural resources business.

     "UPRR" shall mean the Union Pacific Railroad Company, a Utah corporation.

     "USPCI" shall mean USPCI, Inc.

     "Utah Control Shares Act" shall mean the Utah Control Shares
Acquisition Act.

     "Voted Non-Shareholder Securities" shall mean the proportion of SP Voting Securities that are not Beneficially Owned by UP
Shareholders that vote.

     "Voting Period" shall have the meaning ascribed to it in the section of the Joint Proxy Statement/Prospectus entitled "SHAREHOLDERS AGREEMENTS--Anschutz Shareholders Agreement--Voting of Common Stock; Irrevocable Proxy; No Solicitation."

     "Voting Trust" shall refer to the voting trust described in the attached Joint Proxy Statement/Prospectus.

     "Voting Trust Agreement" shall mean the Voting Trust Agreement, dated as of August 3, 1995, by and among UP, UP Acquisition and the Trustee.

     "$1.1 Billion Facility" shall mean UP's $1.1 billion credit facility with various commercial banks.

----------
*Conformed to reflect certain clarifications set forth in a Clarification of Parent Shareholders Agreement, dated as of August 3, 1995, by and among Union Pacific Corporation, UP Acquisition Corporation and Southern Pacific Rail Corporation, which has been filed as an exhibit to the Registration Statement.

     "$1.4 Billion Facility" shall mean UP's $1.4 billion credit facility with various commercial banks.

     "1995 SP Proxy Statement" shall mean SP's Proxy Statement, for SP's 1995 Annual Meeting of Stockholders.

     "2% Sale" shall mean the transfer of any UP Voting Securities pursuant to which the acquiror thereof, together with its Affiliates and any members of a "group", would Beneficially Own in the aggregate 2% or more of the outstanding UP Voting Securities.

     "2% Sale Notice" shall mean written notice to be provided to UP by the Anschutz Shareholders of any proposed 2% Sale, which 2% Sale Notice shall contain the identity of the purchaser, the number of shares of UP Voting Securities proposed to be Transferred to such purchaser, the purchase price for such shares and the form of consideration payable for such shares.